Exhibit 5.1

Osler, Hoskin & Harcourt llp 1000 De La Gauchetière Street West Suite 2100 Montréal, Québec, Canada H3B 4W5 514.904.8100 main 514.904.8101 facsimile

May 12, 2023

Milestone Pharmaceuticals Inc.

1111 Dr. Frederik-Philips Boulevard
Suite 420
Montreal, Québec
H4M 2X6

Dear Sirs/Mesdames:

Re: Milestone Pharmaceuticals Inc. - Registration Statement on Form S-3

We have acted as Canadian counsel to Milestone Pharmaceuticals Inc. (the “Corporation”), a corporation governed by the Business Corporations Act (Québec), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation on the date hereof with the Securities and Exchange Commission (the “SEC”) relating to the proposed offering and resale by the selling shareholders identified in the prospectus included in the Registration Statement (the “Prospectus”) of up to an aggregate of 13,888,850 common shares of the Corporation (“Shares”), of which (a) 9,552,740 Shares are issuable upon the conversion of the Corporation’s senior secured convertible promissory notes (“Notes”), and (b) 4,336,110 Shares representing the maximum number of additional Shares issuable in connection with an adjustment to the conversion rate of the Notes if a holder of the Notes exercises its conversion right upon the occurrence of certain transactions, the whole in accordance with the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued and sold to accredited investors in a private placement which closed on March 29, 2023.

We have examined the Registration Statement, the Prospectus, the Notes and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

We are qualified to practice law in the Province of Québec and these opinions are rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

Montréal     Toronto     Calgary     Ottawa     Vancouver     New York

osler.com

We have also assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

Where our opinion expressed herein refers to the Shares having been issued as being “fully-paid and non-assessable” common shares of the Corporation, such opinion assumes that all required consideration (in whatever form) has been paid or provided. No opinion is expressed as to the adequacy of any consideration received.

We express no opinion to the extent that, notwithstanding the Corporation’s current reservation of the Shares as of the date hereof, future issuances of securities of the Corporation, including the Shares, and/or antidilution adjustments to outstanding securities of the Corporation, including the Notes, may cause the Notes to be exercisable for more common shares of the Corporation than the number that then remain authorized but unissued.

On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for upon exercise of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP